UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020

FIRST FINANCIAL BANCORP.

(Exact name of registrant as specified in its charter)

Ohio	001-34762	31-1042001
(State or other jurisdiction of	(Commission File Number)	(I.R.S. employer
incorporation or organization)		identification number)

255 East Fifth Street, Suite 800 Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, No par value	FFBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On April 20, 2020, First Financial Bancorp. (the “Company”) furnished to the Securities and Exchange Commission (the “Commission”) a copy of a press release announcing the Company’s results for the quarter ended March 31, 2020, as Exhibit 99.1 to a current report on Form 8-K. The Company is filing this current report on Form 8-K for the purpose of causing portions of such press release to be deemed filed with the Commission and thereby incorporated into certain registration statements. The portion of the April 20, 2020, press release that the Company is filing with the Commission is attached hereto as Exhibit 99.1, and Exhibit 99.1 to this current report is incorporated herein by reference. All information in Exhibit 99.1 is provided as of the date thereof, and the Company does not assume any obligation to update said information in the future.

Filed herewith as Exhibit 99.2 is an investor presentation prepared by the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Financial data as of March 31, 2020
99.2	Investor Presentation
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By:	/s/ James M. Anderson
James M. Anderson
Executive Vice President and Chief Financial Officer

Date: April 24, 2020

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